UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2015

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CHANNELADVISOR CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-35940	56-2257867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Aerial Center Parkway
Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 228-4700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02            Results of Operations and Financial Condition.

On August 4, 2015, ChannelAdvisor Corporation (the “Registrant”) issued a press release announcing its financial results for the quarter ended June 30, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Registrant's filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                    Resignation of John Baule as Chief Financial Officer

On July 29, 2015, John F. Baule resigned as Chief Financial Officer and principal financial officer and principal accounting officer of the Registrant. Mr. Baule’s resignation will be effective as of the effective date of the appointment of Mark E. Cook as Chief Financial Officer of the Registrant as described below. Mr. Baule’s resignation is not the result of any dispute or disagreement related to the Registrant’s operations or operating results.

(c)                    Appointment of Mark Cook as Chief Financial Officer

On July 29, 2015, the Registrant’s Board of Directors (the “Board”) appointed Mark E. Cook as the Registrant’s Chief Financial Officer.  Such appointment is expected to become effective on or about September 1, 2015. Mr. Cook will also serve as the Registrant’s principal financial officer and principal accounting officer. There is no arrangement or understanding between Mr. Cook and any other person pursuant to which he was selected as an executive officer of the Registrant, and there is no family relationship between Mr. Cook and any of the Registrant’s directors or other executive officers. Mr. Cook has served as Vice President, Finance and Controller of Red Hat, Inc., a publicly traded software company, since 2007, and as its Vice President and Treasurer from 2004 to 2007.

Mr. Cook’s base salary will initially be $305,000 per year, and he will be eligible for an annual discretionary cash bonus of up to 50% of his then-current base salary, subject to his achievement of performance criteria to be established by the Board or Compensation Committee of the Board.

The Compensation Committee of the Board has approved, effective as of the date Mr. Cook’s employment with the Registrant commences, an option to purchase shares of the Registrant’s common stock (the “Option Grant”) having a value of $250,000 on the grant date, with an exercise price equal to the closing price of a share of the Registrant’s common stock on the New York Stock Exchange on that date. The Option Grant will vest in four equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Cook’s continuous service with the Registrant as of the applicable vesting date.

The Compensation Committee of the Board has also approved, effective as of the date Mr. Cook’s employment with the Registrant commences, two restricted stock unit grants (the “RSU Grants”). The first RSU Grant will have a value of $750,000 on the grant date and will vest in four equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Cook’s continuous service with the Registrant as of the applicable vesting date. The second RSU Grant will have a value of $425,000 on the grant date and will vest in full six months after the grant date, subject to Mr. Cook’s continuous service with the Registrant at that time. If Mr. Cook voluntarily terminates his employment before the first anniversary of the grant date, he will be required to repay to the Registrant the $425,000 value of the second RSU Grant.

Each of the Option Grant and the RSU Grants will be made subject to the terms of the Registrant’s 2013 Equity Incentive Plan.

The Registrant expects that, upon commencement of his employment, Mr. Cook will enter into an Executive Severance and Change in Control Letter Agreement with the Registrant.

Item 7.01             Regulation FD Disclosure.

On August 4, 2015, the Registrant issued a press release announcing Mr. Cook’s appointment.  A copy of this press release is furnished herewith as Exhibit 99.2 to this Current Report.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated August 4, 2015 “ChannelAdvisor Announces Second Quarter 2015 Financial Results.”
99.2	Press Release, dated August 4, 2015 “ChannelAdvisor Announces CFO Transition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELADVISOR CORPORATION

		By:	/s/ David J. Spitz
Date:	August 4, 2015		David J. Spitz
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release, dated August 4, 2015 “ChannelAdvisor Announces Second Quarter 2015 Financial Results.”
99.2	Press Release, dated August 4, 2015 “ChannelAdvisor Announces CFO Transition.”